                                                                 WARRANT NO. 011


                         NEXT LEVEL COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

     For good and valuable consideration, NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), hereby grants to MOTOROLA, INC., a Delaware Corporation (the "WARRANTHOLDER"), the right to subscribe for and purchase from the Company Two Million Five Hundred Thousand (2,500,000) validly issued, fully paid and nonassessable shares (the "WARRANT SHARES") of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), at the purchase price per share (the per share "Exercise Price") identified below, at any time prior to 5:00 p.m., New York City time on the expiration date identified below (the "EXPIRATION DATE"), all subject to the terms, conditions and adjustments herein set forth.

     1. EXERCISE OF WARRANT

        1.1. EXERCISE. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part and at any time or from time to time, during normal business hours on any Business Day (as hereinafter defined) on or prior to the Expiration Date by the Warrantholder by:

             (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form (in the form attached hereto as EXHIBIT A) specifying the number of Warrant Shares to be purchased; and

             (b) tender to the Company (and delivery for the account of the Company upon receipt from the Company of appropriate wiring instructions) of the aggregate Exercise Price for the number of Warrant Shares specified in the Exercise Form in immediately available funds in lawful money of the United States of America.

As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of New York or California.

        1.2. WARRANT SHARES CERTIFICATE. A stock certificate or certificates for the Warrant Shares for which this Warrant is exercised shall be delivered to the Warrantholder promptly after any exercise under Section 1.1 hereof. If this Warrant shall have been exercised only in part, the Company shall, immediately after receipt of this Warrant, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

        1.3. PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

        1.4. EXERCISE PRICE. Subject to adjustment as provided in Section 6.1 or
6.2 hereof, the per share "EXERCISE PRICE" is Four Dollars and Twenty Nine Cents ($4.29).

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                                                                 WARRANT NO. 011

        1.5. EXPIRATION DATE. The expiration date of this Warrant shall be, and the term "EXPIRATION DATE" means, December 10, 2006.

     2. TRANSFERS AND EXCHANGES

        2.1. RESTRICTIONS ON TRANSFER OF WARRANTS OR SHARES

             (a) Neither this Warrant not any warrant issued in substitution for all or any part of this Warrant may be sold, transferred, or otherwise disposed of for value, in whole or in part, except to a successor to all or a substantial part of the business of Warrantholder. Subject to the foregoing provisions, this Warrant may be exchanged at the option of the Warrantholder, when surrendered to the Company at its office, for another Warrant or other Warrants of the like tenor and representing in the aggregate a like number of Warrant Shares.

             (b) The Warrant Shares shall not be transferable until the thirty-sixth (36th) day after the Warrant exercise pursuant to which such respective Warrant Shares shall have been issued.

        2.2. RESTRICTIVE LEGENDS

             (a) Each warrant issued in substitution for all or part of this Warrant shall be stamped or otherwise imprinted with a legend appropriately referring to the foregoing restriction on transfer of the Warrants.

             (b) Except as otherwise permitted by this Section 2.2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

             (c) Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without such legend if such Warrant Shares have been registered for resale under the Securities Act of 1933 or the removal of such legend is otherwise appropriate under that Act and the rules and regulations thereunder.

     3. RESERVATION AND REGISTRATION OF SHARES, ETC. The Company covenants and agrees as follows:

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                                                                 WARRANT NO. 011

        3.1. All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens, security interests, charges, and other encumbrances imposed by or through the Company with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

        3.2. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and all other outstanding warrants.

     4. LOSS OR DESTRUCTION OF WARRANT. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. CERTAIN ADJUSTMENTS

        6.1. ADJUSTMENTS TO NUMBER OF WARRANT SHARES. The number of Warrant Shares purchasable upon the exercise of this Warrant and the per share Exercise Price shall be subject to adjustment after the date hereof as follows:

             (a) STOCK DIVIDENDS. If at any time after the date of this Warrant (set forth on the signature page hereof) (i) the Company shall declare or pay a stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the declaration or payment of such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the per share Exercise Price will be adjusted as provided below in paragraph 6.2.

             (b) COMBINATION OF STOCK. If at any time after the date of this Warrant the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock (including a reverse stock-split), then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised

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                                                                 WARRANT NO. 011

immediately prior thereto, and the per share Exercise Price will be adjusted as provided below in paragraph 6.2.

             (c) REORGANIZATION, ETC. If at any time after the date of this Warrant any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities and/or assets (whether such stock, other securities and/or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities and/or assets receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation or merger. The Company shall not effect any such capital reorganization, reclassification of the Common Stock, or consolidation or merger of the Company with or into any other person, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such reorganization, reclassification consolidation or merger shall assume by written instrument executed and delivered to Warrantholder, the obligation to deliver to Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Warrantholder may be entitled to receive. In the event of such an adjustment, the per share Exercise Price shall be adjusted, if necessary, so that the aggregate Exercise Price for exercise of this Warrant in full will be unchanged.

             (d) STOCK AND RIGHTS OFFERING AT LESS THAN FAIR MARKET VALUE

                 (i) If at any time after the date of this Warrant the Company shall issue to the holders of its Common Stock, or sell or fix a record date for the issuance or sale to the holders of its Common Stock, or grant to the holders of its Common Stock rights to purchase, additional shares of its Common Stock without consideration or at a price per share that is less than Fair Market Value per share of Common Stock (as defined in Section 7.1 hereof) on the date of such issuance or such record date then, immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Fair Market Value, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase, and the per share Exercise Price shall be adjusted as provided below in paragraph 6.2.

                 (ii) If at any time after the date of this Warrant the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe

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                                                                 WARRANT NO. 011

for or purchase any of its securities (any of the foregoing being hereinafter in this paragraph (d)(ii) called the "Securities"), other than pursuant to a reorganization, reclassification, consolidation or merger described in paragraph
(c), then in each such case, unless the Company elects to reserve shares or other units of such Securities for distribution to the Warrantholder upon exercise of the Warrants of such Warrantholder so that, in addition to the shares of the Common Stock to which such Warrantholder is entitled, such Warrantholder will receive upon such exercise the amount and kind of such Securities that such Warrantholder would have received if the Warrantholder had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant, then the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Warrantholder would have been entitled to receive immediately before such record date, had the Warrantholder exercised the Warrant immediately prior thereto by a fraction, the denominator of which shall be the Fair Market Value per share of Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock and the numerator of which shall be the Fair Market Value per share of the Common Stock, and the per share Exercise Price shall be adjusted as provided below in paragraph 6.2.

                 (iii) For the purpose of making any adjustment required under this Section 6.1(d), the consideration received by the Company for any issue or sale of securities shall (a) to the extent it consists of cash be computed as the gross amount of cash received by the Company before deduction of any expenses payable by the Company and any underwriting or similar commissions, discounts, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (b) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board of Directors and (c) if additional shares of Common Stock, securities convertible into Common Stock or rights or options to purchase either additional shares of Common Stock or such convertible securities or are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such additional shares of Common Stock, such convertible securities or rights or options.

             (e) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Fair Market Value per share of Common Stock as of the close of business on the Business Day immediately preceding the exercise of the Warrant.

             (f) CARRYOVER. Notwithstanding any other provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the per share Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and

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                                                                 WARRANT NO. 011

shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

        6.2. EXERCISE PRICE ADJUSTMENT. Except in cases where an adjustment of the per share Exercise Price is provided for above, whenever the number of Warrant Shares purchasable upon the exercise of the Warrant becomes subject to adjustment as provided pursuant to this Section 6, the per share Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such per share Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the per share Exercise Price shall in no event be less than the par value of such Warrant Share.

        6.3. NO DILUTION OR IMPAIRMENT

             (a) If any event shall occur as to which the provisions of Section
6.1 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants contrary to the essential intent and principles of such Section, then, in each such case, appropriate adjustments shall be made so as to preserve those rights without dilution but also without enlargement.

             (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action that would result in an adjustment of the number of Warrant Shares issuable upon exercise of this Warrant in full or of the per share Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants in full would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

             (c) The parties agree that the provisions of Section 6.1 shall be interpreted and applied so that there shall not be multiple adjustments, under different subsections of Section 6.1, of the per share Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant in full with respect to a single dilutive event, in a fashion that would "double-count" such dilutive event.

        6.4. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the per share Exercise Price is adjusted, as herein provided, the Company shall promptly send to the Warrantholder a notice of such adjustment or adjustments setting forth the effective date(s)

                                       6
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                                                                 WARRANT NO. 011

thereof, the number of Warrant Shares and the per share Exercise Price in effect prior to and after such adjustment(s), a brief statement of the facts requiring such adjustment(s) and the computation by which such adjustment(s) was (were) made.

     7. MISCELLANEOUS

        7.1. The "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean the average of the Daily Sales Prices (as defined below) of the Common Stock on the primary securities exchange or market on which it is listed or traded on the last 20 Business Days prior to the Determination Date. The "DAILY SALES PRICE" shall be the closing price for bona fide transactions of the Common Stock at the end of each day or, if no such transaction takes place that day, the average of the closing bid and asked prices for such day. If the Common Stock was, but is no longer listed or traded on a primary securities exchange or market, then the Board of Directors of Motorola, Inc. (or a duly constituted committee thereof) shall determine in good faith the Fair Market Value of the Common Stock on the basis of such quotations, appraisals and/or evaluations as it considers appropriate. As used in this paragraph, a primary securities exchange or market includes national securities exchanges registered under the Securities Exchange Act of 1934, as amended, the Nasdaq Stock Market National Market, and any successor to the foregoing. If the Common Stock is listed or traded on more than one primary securities exchange or market, the Fair Market Value shall be determined on the basis of the exchange or market on which the largest volume of shares of the Common Stock is traded during the period in question.

        7.2. BINDING EFFECT; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder or their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant.

        7.3. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

        7.4. SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        7.5. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally (including by commercial courier service), telecopied (with machine confirmation and hard copy following by mail or personal delivery) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or when so telecopied, or three days after being sent by certified, registered or express mail, as follows:

                                       7
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                                                                 WARRANT NO. 011

          -    if to the Company to:

                    Next Level Communications, Inc.
                    6085 State Farm Drive
                    Rohnert Park, CA 94928
                        Attention:  Chief Financial Officer
                        Telecopy No. (707) 584-6859

          -    or if to the Warrantholder to:

                    Motorola, Inc.
                    1303 East Algonquin Road
                    Schaumburg, IL 60196
                        Attention:  Treasurer
                        Telecopy No. (847) 576-4768.

Any party may by notice given in accordance with this Section designate another address or person for receipt of notices hereunder.

        7.6. SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

        7.7. GOVERNING LAW; CONSENT TO JURISDICTION. This Warrant shall be deemed to be a contract made under the laws of the State of New York. Each of the Company and the Warrantholder hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Warrant. Each of the Company and the Warrantholder irrevocably waives, to the fullest extent permitted by applicable law, any objection that each may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        7.8. COUNTERPARTS; EXECUTION. This Warrant may be executed, issued, and delivered in counterparts, each of which shall be an original instrument but both of which, taken together, shall be one and the same Warrant. This Warrant may be executed, issued, and delivered by facsimile.

        7.9. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                                       8

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       NEXT LEVEL COMMUNICATIONS, INC.

                                       By:
                                         ---------------------------------------

                                       Name:
                                            ------------------------------------
                                                       (Please print)

                                       Title:
                                             -----------------------------------

                                       Dated: December 11, 2001

Acknowledged and Agreed:

      MOTOROLA, INC.

      By:
         ----------------------------------

      Name:
           --------------------------------
                      (Please print)

      Title:
            --------------------------------



--------------------------------------------------------------------------------

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE
 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY
  STATE SECURITIES LAWS. IN ADDITION TO THE OTHER RESTRICTIONS ON TRANSFER SET
   FORTH HEREIN, NEITHER THIS WARRANT NOR THOSE SECURITIES, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF
 EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE
    OPINION OF COUNSEL FOR THE WARRANTHOLDER, WHICH COUNSEL AND OPINION ARE
     REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

--------------------------------------------------------------------------------

                                                                 WARRANT NO. 011

                                   Exhibit A

                                  EXERCISE FORM


(TO BE EXECUTED UPON EXERCISE OF THE ATTACHED WARRANT)

The undersigned Holder hereby exercises the right, represented by this Warrant, to purchase ______________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Next Level Communications, Inc. in the amount of $________________.

The undersigned requests that a certificate for the Warrant Shares resulting from the above exercise be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below. The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated: __________________, 200__


Holder:                                 By:
       ---------------------------         -------------------------------------
              (Please print)                (Signature of Holder if Holder is
                                              an individual or of authorized
                                          representative if Holder is an entity)

-----------------------------------        -------------------------------------
      (Street Address of Holder)              (Print signer's name and title
                                                 if Holder is an entity)

-----------------------------------
(City)      (State)      (Zip Code)